FOURTH AMENDMENT TO
EXCLUSIVE CROSS-LICENSE, TECHNOLOGY TRANSFER AND
REGULATORY MATTERS AGREEMENT

THIS FOURTH AMENDMENT (this “Amendment”), effective as of the last date of signature hereof (the “Amendment Effective Date”), is made to that certain Exclusive Cross-License, Technology Transfer, and Regulatory Matters Agreement, dated as of February 9, 2014, by and between INO Therapeutics LLC (“Ikaria”) and Bellerophon Pulse Technologies LLC (“Pulse Technologies”), as amended by that certain First Amendment to the Cross License, dated as of March 27, 2014, as amended further by that certain Second Amendment to Exclusive Cross-License, Technology Transfer and Regulatory Matters Agreement, dated as of July 27, 2015, as amended further by that certain Second Amendment to Drug Clinical Supply Agreement and Third Amendment to Exclusive Cross-License, Technology Transfer, and Regulatory Matters Agreement, dated as of November 16, 2015 (collectively, the “Agreement”). Capitalized terms used herein not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Agreement, the parties hereby agree as follows:

1.Section 1.2.23 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.2.23.    “PF” shall mean pulmonary hypertension in patients with pulmonary fibrosis associated with idiopathic interstitial pneumonias, chronic hypersensitivity pneumonitis or occupational or environmental lung disease.”

2.The term “IPF” as used in the Agreement is hereby deleted and replaced with the term “PF” in every instance in which it appears in the Agreement.

3.Section 6 of the Agreement is hereby amended by adding the following Section 6.6:

“6.6    PF Products.

6.6.1    In addition to any other royalties due Ikaria under this Agreement, Pulse Technologies shall pay to Ikaria one percent (1%) of PF Net Sales (as defined below).

6.6.2    Pulse Technologies shall make all payments due to Ikaria under this Section 6.6 within 45 days after the end of each calendar quarter and each payment shall be accompanied by a report providing with respect to PF Products (as defined below): (a) the PF Net Sales for such calendar quarter separated by country, (b) the total deductions used to calculate the above noted PF Net Sales with each specific deduction itemized, and (c) the amount of payments payable to Ikaria for such year, as well as the computation thereof.

6.6.3    Section 6.1 (Maintenance of Records and Audit Rights) of this Agreement shall apply with respect to PF Products and shall apply with respect to the documentation, records, and premises of Pulse Technologies, its Affiliates and its (or its Affiliates’) licensees of PF Products.

6.6.4    The following terms shall have the following meanings:

(a)    “PF Net Sales” shall have the same meaning as Net Sales but with PF Product replacing R&D Product in every instance and with gross receipts of Pulse Technologies, its Affiliates and its (or its Affiliates’) licensees of PF Products included.

(b)    “PF Product” shall mean any product or service that utilizes, contains or includes nitric oxide for the treatment, prevention or diagnosis of PF as well as all disposables and accessories used with such product. For the avoidance of doubt, a PF Product may also be an R&D Product if such PF Product also falls within the definition of R&D Product.

6.6.5    This Section 6.6 shall survive any expiration or earlier termination of this Agreement.”

4.Except as herein amended, all terms, covenants and provisions of the Agreement are ratified, reaffirmed and shall remain in full force and effect. All references therein to the Agreement shall hereafter refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

INO Therapeutics LLC By: /s/ Ron Lloyd Name: Ron Lloyd Title: EVP and President, Hospital Therapies Date: April, 23rd 2018	Bellerophon Pulse Technologies LLC By: /s/ Fabian Tenenbaum Name: Fabian Tenenbaum Title: CEO Date: April, 23rd 2018